Exhibit 99.1

Press Release

Exar Completes Integrated Memory Logic Tender Offer

FREMONT, CA, May 29, 2014 – Exar Corporation (NYSE:EXAR), a leading provider of high performance analog mixed-signal components, video and data management solutions, today announced the successful completion of its tender offer to acquire the outstanding shares of Integrated Memory Logic Limited (“iML”). As of the expiration date of the tender offer on May 29, 2014, a total of 68,319,091 shares were tendered, representing approximately 92% of iML’s outstanding shares, exceeding the minimum tender condition of 51,964,096. The shares were tendered at the offering price of NT$91.00 (approximately US$3.02) per share.

"As anticipated, Exar completed the tender offer for majority control of iML. We appreciate the support that we have received from iML shareholders,” said Louis DiNardo, Exar President and CEO. “iML brings highly differentiated analog mixed-signal and power management products to our portfolio and enhances our exposure to world-class customers. Combining the expertise and resources of both companies will provide immediate scale and accelerate our delivery of innovative and differentiated products.”

The share consideration will be settled on or before June 6, 2014. By obtaining a controlling interest, Exar will begin consolidating iML financials. Pursuant to the terms and conditions of the merger agreement with iML, Exar will initiate procedures to acquire the remaining outstanding shares of iML in a second-step merger. After the merger closing, which is expected in the September quarter, iML will become a subsidiary of Exar, and iML stock will be delisted from and cease to be a publicly reported company on the Taiwan Stock Exchange.

About Exar

Exar Corporation designs, develops and markets high performance, analog mixed-signal integrated circuits and advanced sub-system solutions for the Networking & Storage, Industrial & Embedded Systems, and Communications Infrastructure markets.  Exar's product portfolio includes power management and connectivity components, communications products, high performance analog mixed-signal products and network security and storage optimization solutions. Exar has locations worldwide providing real-time customer support.  For more information about Exar, visit http://www.exar.com.

About iML

Integrated Memory Logic (iML) is a fabless semiconductor company, which develops and markets application specific analog, power management, and mixed signal integrated circuits. iML ICs are optimized primarily for the display, mobile systems and lighting markets.  The Company is an industry leader in the field of color control management, and has an extensive portfolio of products in power management and LED drivers.  iML maintains a strong footprint close to its customers and supply chain in Asia, and markets extensively to OEMs and system manufacturing houses in China, Taiwan, Korea and Japan.  Founded in 1996, the Company has offices in the US and Asia, and is listed on the Taiwan Stock Exchange. For more information about iML, visit http://www.iml-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the statements regarding the expected closing of our acquisition of iML, expected impact on Exar’s financial results, benefits of the proposed transaction, and expected integration of iML’s product offering are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. Exar urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission, or SEC, filings, including, but not limited to, under the captions “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our public reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013, September 29, 2013, and December 29, 2013 which are on file with the SEC and are available on our Investor webpage and on the SEC website at www.sec.gov. Exar assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For Press Inquiries Contact: press@exar.com

For Investor Relations Contact: investorrelations@exar.com, or

Laura J. Guerrant-Oiye, Guerrant Associates
Phone: (510) 668 7201

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